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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated September 30, 2003, accompanying the financial statements of First United States Corporation contained in the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and related Prospectus, and to the use of our name as it appears under the caption "Experts."


                                                                  /s/

                                                     HABIF, AROGETI & WYNNE, LLP

Atlanta, Georgia
November 7, 2003